UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 28, 2011

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2011, Rosetta Stone Inc. (“Rosetta Stone”) furnished a Current Report on Form 8-K (the “Original Current Report”) in connection with its earnings release for the fiscal fourth quarter and fiscal year ended on December 31, 2010 (the “Earnings Release”) and conference call webcast presented on February 28, 2011 with regard to the Earnings Release (the “Earnings Webcast”).  Rosetta Stone is furnishing this Amended Current Report on Form 8-K/A to correct three figures reported on the
Consolidated Statements of Cash Flows in the Original Current Report for the three months ended December 31 of prior year, 2009.  The total Net cash provided by operating activities is not changed by these corrections.  These corrections are:  (1) Prepaid expenses and other current assets of $(381) rather than $4,089; (2) Income tax payable of $7,658 rather than $2,852; and (3) Excess tax benefit from stock options exercised of $(336) rather than zero.

No other changes to the Original Current Report have been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 9, 2011

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary